                                                                     EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             THE TOPPS COMPANY, INC.

     The undersigned, Arthur T. Shorin and Vinit Bharara, certify that they are the Chief Executive Officer and Secretary, respectively, of THE TOPPS COMPANY,
INC., a corporation organized and existing under the laws of the State of
Delaware (the "Corporation"), and do hereby further certify as follows:

     (1) The name of the Corporation is THE TOPPS COMPANY, INC.

     (2) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 24, 1987 and
was further amended and restated on December 2, 1991 (the "Restated
Certificate").

     (3) This Second Amended and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with
Sections 222, 242 and 245 of the General Corporation Law of the State of
Delaware (the "GCL").

     (4) The text of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is THE TOPPS COMPANY, INC. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation
Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the
"GCL").

     FOURTH: A. The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 shares consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and
10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred
Stock").

     B. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of
Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of
Preferred Stock as may be adopted from time to time by the Board of

Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of
Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the
Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be elected by the stockholders at each annual meeting for a one-year term. Commencing with the
2007 annual meeting of stockholders, each director shall hold office for a one-year term and until such director's successor shall have been duly elected and qualified, subject to prior death, retirement, resignation or removal. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.

     SIXTH: Subject to the rights, if any, of the holders of shares of Preferred
Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     EIGHTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the
Chairman of the Board of Directors and, subsequent to the 2007 annual meeting of stockholders, shall be called by the Chairman of the Board of Directors at the request of the holders in the aggregate of at least 25% of the outstanding shares of Common Stock, upon the receipt of written notice thereof by the
Secretary of the Corporation. Special meetings of the stockholders of the
Corporation may not be called by any other person or persons.

     NINTH: No director of the Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the
GCL or (iv) for any transaction from which the director derived an improper personal benefit. No

                                      -2-

amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the
Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

     ELEVENTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of stock of the Corporation entitled to vote thereon shall be required to amend, repeal or adopt any provision inconsistent with Articles FIFTH, SEVENTH, EIGHTH,
NINTH, TENTH, THIRTEENTH and this Article ELEVENTH of this Restated Certificate of Incorporation.

     TWELFTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     THIRTEENTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article THIRTEENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article THIRTEENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

     FOURTEENTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

                                      -3-

Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     FIFTEENTH: Election of directors need not be by written ballot unless the
By-laws so provide.

     IN WITNESS WHEREOF, THE TOPPS COMPANY, INC. has caused its corporate seal to be hereunto affixed and this Second Amended and Restated Certificate of
Incorporation to be signed by Arthur T. Shorin, its Chief Executive Officer, and attested by Vinit Bharara, its Secretary, on this 25th day of August, 2006.

                                         THE TOPPS COMPANY, INC.

                                         By    /s/ Arthur T. Shorin
                                               ---------------------------------
                                               Arthur T. Shorin
                                               Chief Executive Officer

ATTEST:

/s/ Vinit Bharara
-----------------
Vinit Bharara
Secretary

                                      -4-

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                             THE TOPPS COMPANY, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Arthur T. Shorin, Chief Executive Officer, and Vinit Bharara,
Secretary, of The Topps Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),
in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the
Corporation (the "Board of Directors") by the Restated Certificate of
Incorporation of the Corporation, the Board of Directors on December 2, 1991,
adopted the following resolution creating a series of 500,000 shares of
Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated
Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

     Section 2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of
Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an
amount per share (rounded to the nearest cent) equal to the greater of (a)

$6.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the
Corporation (the "Common Stock") since the immediately preceding Quarterly
Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment
Date, since the first issuance of any share or fraction of a share of Series A
Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 2, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series
A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock
(other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $6.00 per share on the
Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend
Payment Date next preceding the date of issue of such shares of Series A Junior
Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series
A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend
Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating
Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior
Participating Preferred Stock shall have the following voting rights:

                                        2

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights
Declaration Date (i) declare any dividend on Common Stock payable in shares of
Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior
Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of
Series A Junior Participating Preferred Stock and the holders of shares of
Common Stock shall vote together as one class on all matters submitted to a vote of stockholder's of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating
Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A
Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of
Preferred Stock (including holders of the Series A Junior Participating
Preferred Stock) with dividends in arrears in an amount equal to six (6)
quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

         (ii) During any default period, such voting right of the holders of
     Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section
     3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of
     Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2)
     Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.
     After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock out-standing, irrespective of series, may request, the calling of a special meeting of the holders of Preferred
     Stock, which meeting shall thereupon be called by the President, a Vice
     President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of
     Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of
     Directors may (except as provided in paragraph (C)(ii) of this Section 3)
     be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to
     Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred
     Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating
Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of
Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior
Participating Preferred Stock outstanding shall have been paid in full, the
Corporation shall not

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred
     Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior
     Participating Preferred Stock, except dividends paid ratably on the Series
     A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior
     Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior
     (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

         (iv) purchase or otherwise acquire for consideration any shares of
     Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase ar otherwise acquire for consideration any shares of stock of the
Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of
Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation
(voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the
Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received
$100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the
"Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock)
(such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment
in respect of all outstanding shares of Series A Junior Participating Preferred
Stock and Common Stock, respectively, holders of Series A Junior Participating
Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and
Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights
Declaration Date (i) declare any dividend on Common Stock payable in shares of
Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of
Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights
Declaration Date (i) declare any dividend on Common Stock payable in shares of
Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating
Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation of the
Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior
Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 25th day of
August, 2006.

                                           /s/ Arthur T. Shorin
                                           -----------------------------------
                                           Arthur T. Shorin
                                           Chief Executive Officer

Attest:

/s/ Vinit Bharara
---------------------------
Vinit Bharara
Secretary